SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

AIM DYNAMICS
FOR PERIOD ENDING 07/31/2006
FILE NUMBER 811- 1474
SERIES NO.: 1


74U.  1.   Number of shares outstanding (000's Omitted)
           Class A                               7,201
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                               3,531
           Class C                               1,820
           Class R                                 129
           Investor Class                       81,157
           Institutional Class                   3,456

74V.  1.   Net asset value per share (to nearest cent)
           Class A                             $ 18.86
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B .                           $ 18.25
           Class C                             $ 17.90
           Class R                             $ 18.82
           Investor Class                      $ 18.85
           Institutional Class                 $ 19.33